EXHIBIT 23.2

Consent of the Independent Certified Public Accountant

Board of Directors

Technical Olympic USA, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 31, 2001, except for Note 1 and Note 5, as to which the date is June 25, 2002, relating to the consolidated financial statements of Technical Olympic USA, Inc., which is contained in this Prospectus.

We hereby consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Los Angeles, California

March 27, 2003